EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of December 22, 2018, by and among HAIXING HUAXIN MINING INDUSTRY CO., LTD., a limited company organized under the laws of the People’s Republic of China (the “Company”); ADAMANT DRI PROCESSING AND MINERALS GROUP, a publicly traded Nevada corporation and, through one or more wholly-owned subsidiaries, including ZHANGJIAKOU TONGDA MINING TECHNOLOGIES SERVICE CO., LTD., the owner of all of the outstanding shares of the Company (the “Adamant Group”); and each of the persons and entities identified as shareholders of Adamant Group on Schedule 1 attached hereto and signatory hereto (each, individually, an “Exiting Shareholder” and collectively, the “Exiting Shareholders”).

RECITAL

The Adamant Group is a publicly traded corporation whose shares of common stock, par value $0.001 per share (the “Adamant Group Stock”), are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

The Adamant Group owns, through one or more wholly-owned subsidiary, 100% of the outstanding equity of the Company (the “Company Shares”).

The Exiting Shareholders own shares of common stock of the Adamant Group.

The Exiting Shareholders desire to acquire all of the Company Shares from the Adamant Group, with each Shareholder receiving that proportion of the Company Shares corresponding to its respective Ratable Portion (as defined herein), for and in exchange for those shares of the Adamant Group Stock currently held by each Shareholder and set forth on Schedule 1 (the “Exchange Shares”), and the Adamant Group is willing to exchange the Company Shares for the Exchange Shares, on the terms and subject to the conditions set forth herein (“Exchange”).

The Exiting Shareholders and the Company’s board of directors each have determined that the transaction contemplated hereby is desirable and in the best interests of such Exiting Shareholders and the Company’s stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed Exchange.

NOW THEREFORE, on the stated recitals and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I.

EXCHANGE

Section 1.01 Exchange. On the terms and subject to the conditions set forth in this Agreement, (i) the Adamant Group hereby assigns, transfers and delivers to the Exiting Shareholders, free and clear of all Liens (as defined below), each such Exiting Shareholders’ Ratable Portion of the Company Shares and (ii) the Exiting Shareholders hereby deliver and surrender to the Adamant Group, for cancellation, the Exchange Shares free and clear of all Liens. For purposes hereof, “Ratable Portion” means, with respect to each Exiting Shareholder, that particular percentage obtained by dividing the number of Exchange Shares held by such Exiting Shareholder and set opposite such Exiting Shareholder’s respective name on Schedule 1 by the total number of Exchange Shares held by all Exiting Shareholders.

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Section 1.02 Mechanics. Each party hereto shall, and agrees to cooperate fully with the other party to, effect: (a) delivery of the physical possession of the certificates of registration (original) of the Company Shares or Exchange Shares, as the case may be; (b) provision of the proper record relating to the registration of such Company Shares or Exchange Shares, as applicable; and (c) such approval and examination, registration and filling procedures required by the laws of the PRC.

Section 1.03 Further Actions. The Exiting Shareholders, the Company and the Adamant Group shall each execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, schedules, agreements or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Article II.

REREPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY AND ZHANGJIAKOU TONGDA MINING TECHNOLOGIES CO., LTD.

As an inducement to the consummation of the Exchange, the Company, and ZhangJiaKou TongDa Mining Technologies Service Co., Ltd. (“TongDa”) jointly and severally, represent and warrant that, as of the date hereof:

Section 2.01 Power and Authority. Each of the Company and TongDa has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and each has taken all actions required by law, the its Charter Documents (as defined below), or otherwise to authorize the execution and delivery of this Agreement

Section 2.02 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Company and TongDa, and the consummation of the transactions contemplated hereby, have been duly authorized by their respective board of directors and no further corporate action is required on the part of the Company or TongDa. This Agreement has been duly executed and delivered on behalf of the Company and TongDa, and this Agreement constitutes a valid and binding obligation of the Company and TongDa, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 2.03 No Conflict. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance by the Company and TongDa of its respective obligations hereunder in accordance with the terms hereof will not: (i) violate any provision of the Articles of Incorporation and by-laws of the Company or TongDa, as the case may be (in each case, “Charter Documents”); (ii) require the consent of any third party or governmental entity under any applicable laws; (iii) with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company or TongDa is a party or to which any of its respective assets, properties or operations are subject; (iv) violate any provision of law, statute, rule, regulation or executive order to which the Company or TongDa is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to the Company or TongDa.

Section 2.04 Organization and Qualification. Each of the Company and TongDa is duly incorporated and validly existing under the laws of the People’s Republic of China (PRC) and has the requisite power and authority under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. To the knowledge of the Company, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail the power and authority or qualification of the Company or TongDa within such jurisdiction.

Section 2.05 Company Capitalization; Capital Stock.

(a) All of the outstanding equity of the Company are held by TongDa a wholly-owned subsidiary of Real Fortune Holdings Limited, a Hong Kong limited company and wholly-owned subsidiary of China Real Fortune Mining Limited, a British Virgin Islands limited company, which, in turn, is wholly owned by the Adamant Group. All outstanding shares of the Company’s common stock have been issued and granted in compliance with all applicable securities laws and (in all material respects) other applicable laws and regulations. None of the outstanding shares of the Company were issued in violation of the preemptive or other rights of the Adamant Group or other person or entity.

(a) There is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company, TongDa or the Adamant Group is a party or by which it is bound with respect to any equity security of any class of the Company. There are no existing options, warrants, calls, or commitments of any character giving any person or entity the right to acquire shares of the Company’s capital stock, and there are no agreements to which the Company is a party, or which the Company has knowledge of, that conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

(b) The Company does not have any predecessor corporation, no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

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Section 2.06 Disclosure. The Company Parties have not made, nor are the Company Parties making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article II and Article III of this Agreement.

Article II.

REPRESENTATIONS AND WARRANTIES OF THE ADAMANT GROUP

The Adamant Group hereby represents and warrants to the Exiting Shareholders, as of the date hereof, as follows:

Section 2.01 Good Title. TongDa, a member of the Adamant Group, is the record and exclusive beneficial owner of, and has paid in full the subscribed registered capital with respect to, the Company Shares, with the right and authority to transfer freely the Company Shares. As of the date hereof, there is not: (a) any encumbrance or any security interests, liens, pledges, charges, options, rights to acquire for the benefit of any third party on the Company Shares; (b) any mortgages or other guarantee rights set for any third party; (c) any pending or possible civil, administrative or criminal litigation or administrative punishment or arbitration relating to the Company Shares; (d) any proxies, voting trusts or similar agreements, restrictions on transfer; (e) any exemptions from lawsuit, execution, enforcement or other legal proceedings; or (f) any outstanding taxes, fees or undecided legal procedures related with the Company Shares, or other adverse claims of any kind, nature, or description whatsoever (collectively, “Liens”). Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering Exiting Shareholders or its designee as the new owner of the Company Shares in the records maintained by the Company, the Exiting Shareholders or its designee will receive good title to the Company Shares, free and clear of all Liens.

Section 2.02 Power and Authority. The Adamant Group has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and the Adamant Group has taken all actions required by law, its organizational and governing documents, or otherwise to authorize the execution and delivery of this Agreement

Section 2.03 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Adamant Group, and the consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no further corporate action is required. This Agreement has been duly executed and delivered on behalf of the Adamant Group, and this Agreement constitutes a valid and binding obligation of the Adamant Group, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 2.04 No Conflicts. The execution and delivery of this Agreement by the Adamant Group, the consummation of the transactions contemplated by this Agreement and the performance by the Adamant Group of its obligations hereunder in accordance with the terms hereof will not: (i) violate any provision of the Adamant Group’s organizational or governing documents; (ii) require the consent of any third party or governmental entity under any applicable laws; (iii) with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Adamant Group is a party or to which any of its assets, properties or operations are subject; (iv) violate any provision of law, statute, rule, regulation or executive order to which the Adamant Group is subject; or (v) violate any judgment, order, writ or decree of any court applicable to the Adamant Group.

Article III.

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF EXISTING SHAREHOLDERS

As an inducement to, and to obtain the reliance of the Company and the Adamant Group, each of the Exiting Shareholders represents and warrants, as of the date hereof, as follows:

Section 3.01 Good Title. The Exiting Shareholder record and exclusive beneficial owner of, and has paid in full the subscribed registered capital with respect to, the Exchange Shares set forth opposite such shareholder’s name on Schedule 1, with the right and authority to transfer freely such Exchange Shares. As of the date hereof, the Exchange Shares are free and clear of all Liens. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and, the Adamant Group will receive good title to the Exchange Shares, free and clear of all Liens.

Section 3.02 Power and Authority. The Exiting Shareholder has the legal power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform such shareholder’s respective obligations under this Agreement, including to the extent applicable, taking all actions required by law, its organizational and other governing documents, to authorize the execution and delivery of this Agreement.

Section 3.03 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Exiting Shareholder and the consummation of the transactions contemplated have been duly authorized (including, if applicable, duly authorized by such Exiting Shareholder’s board of directors) and no further action is required. This Agreement has been duly executed and delivered on behalf of the Exiting Shareholder, and this Agreement constitutes a valid and binding obligation of the Exiting Shareholder, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 3.04 No Conflict. The execution of this Agreement by the Exiting Shareholder, the consummation of the transactions contemplated by this Agreement and the performance of the Exiting Shareholder’s respective obligations under this Agreement will not: (i) violate any organizational or governing documents of the Exiting Shareholder, as applicable, (ii) require the consent of any third party or governmental entity under any applicable laws; (iii) with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Exiting Shareholder is a party or to which any of its assets, properties or operations are subject; (iv) violate any provision of law, statute, rule, regulation or executive order to which the Exiting Shareholder is subject; or (v) violate any judgment, order, writ or decree of any court applicable to the Exiting Shareholder.

Section 3.05 Acquisition of Company Shares; Regulation S Exemption

(a) The Exiting Shareholder understands and acknowledges that the Company Shares are being offered and sold to such Exiting Shareholder in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and that the Company, TongDa and the Adamant Group are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Exiting Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of the Exiting Shareholder to acquire the Company Shares. In this regard, the Exiting Shareholder represents, warrants and agrees that:

(i) The Exiting Shareholder is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Company Shares for the account or benefit of a U.S. Person. For purposes hereof, a “U.S. Person” includes (A) any natural person resident in the United States of America; (B) any partnership or corporation organized or incorporated under the laws of the United States of America; and (C) any partnership or corporation if: (1) organized or incorporated under the laws of any foreign jurisdiction and (2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Exiting Shareholder was outside of the United States.

(iii) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, are not part of a plan or scheme to evade the registration requirements of the Securities Act, and neither the Exiting Shareholder nor any person acting on the Exiting Shareholder’s behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Company Shares.

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(b) The Exiting Shareholder acknowledges that such shareholder has carefully reviewed such information as such shareholder has deemed necessary to evaluate an investment in the Company and the Company Shares. The Exiting Shareholder acknowledges that such shareholder has been furnished all materials that has been requested relating to the Company and the transfer of the Company Shares, and that such shareholder has been afforded the opportunity to ask questions of the Company’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Exiting Shareholder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Exiting Shareholders set forth in this Agreement, on which the Company and the Adamant Group has relied in making the Exchange.

(c) The Exiting Shareholder understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares may have to be held indefinitely.

Section 3.06 Disclosure. The Adamant Group acknowledges and agrees that the Exiting Shareholders have not made, nor are they making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Article IV.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 4.01 Survival. The representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall survive for a period of twelve (12) months after the Closing Date (“Warranty Period”) and shall thereupon terminate and expire and shall be of no force or effect thereafter, except that (i) the representation and warranty of the Adamant Group in Section 2.01 as to the ownership of the Company Shares shall survive for the period equal to the applicable statute of limitations relating to said matter and (ii) the representation and warranty of the Exiting Shareholder in Section 3.01 as to the ownership of the Exchange Shares shall survive for the period equal to the applicable statute of limitations relating to said matter.

Article V.

MISCELLANEOUS

Section 5.01 Governing Law; Dispute Resolution.

(a) The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of the PRC. Matters not covered by formally published and publicly available laws of the PRC shall be governed by international legal principles and practices.

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(b) This parties agree that any dispute arising from or in relation to this Agreement shall first be settled by the friendly negotiation of both parties. If the negotiation fails within 45 days, each party shall have the right to file the dispute with China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing for arbitration pursuant to the currently effective arbitration rules of CIETAC at the time of application. This arbitration shall be final and bind all parties and shall be enforceable in any court of competent jurisdiction. The arbitration fees shall be borne by the losing party

(c) Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement

Section 5.02 Confidentiality. The parties agree and shall cause their relevant personnel to keep strict confidence of all the confidential matters of the other parties hereto. They shall not disclose the aforesaid information to any third party unless it is required by the explicit provision of law, or the instruction of judicial or governmental agencies or with consent of the other party, otherwise, the disclosing party shall bear the relevant legal consequences. The confidentiality obligation of the parties shall survive the termination of this Agreement.

Section 5.03 Public Announcements and Filings. Except as required by applicable Securities Laws of the United States, none of the parties will issue any report, statement or press release to the general public, trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party prior to the release thereof.

Section 5.04 Third Party Beneficiaries. This contract is strictly between Exiting Shareholders, the Company, TongDa and the Adamant Group, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.05 Entire Agreement. This Agreement, together with those certain Letters of Authorization, dated as of even date herewith, executed by certain of the Exiting Shareholders with respect to effectuating the Exchange, represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.06 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all parties hereto.

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Exiting Shareholders List

Section 5.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Such executions may be transmitted to the Company and/or the other Members by facsimile or other electronic transmission (e.g. “pdf” or “tiff” or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including www.docusign.com), and such facsimile or other electronic execution shall have the full force and effect of an original signature.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

HAIXING HUAXIN MINING INDUSTRY CO., LTD.		ZHANGJIAKOU TONGDA MINING TECHNOLOGIES SERVICE CO., LTD.

By:	/s/ Jiazhen Liu	By:	/s/ Jiazhen Liu
Name:	Jiazhen Liu	Name:	Jiazhen Liu
Title:	Legal Representative	Title:	Legal Representative

ADAMANT DRI PROCESSING AND MINERALS GROUP

By:	/s/ Ethan Chuang	/s/ Changkui Zhu
Name:	Ethan Chuang	CHANGKUI ZHU
Title:	President
On behalf of himself and the following Exiting Shareholders:

Dongli Sun
Idea Vantage Limited
Meijie Wang
Southern Sleek Limited
Southern Shine Limited
Sui Feng Limited
Talent Horse Limited
Talent Lead Investments Limited
Trophy Journey Limited
True Sino Enterprises Limited
True South Limited
United Ample International Limited
Wealth Sino Trading Limited
Wisdom Thrive Limited
Xingwang Shao

Exiting Shareholders List

Shareholder Name	Address	Exchange Shares
Dongli Sun	No. 55, Liulijing Xili Chongwen District, Beijing, PRC	1,003,489

Idea Vantage Limited	c/o Jiazhen Liu Section 1, Apt 609, Building 7, Quxizhongli, Cheng	18,448,452

Meijie Wang	Hedong District, Tianjin, PRC 78-15, Pinganli, Gutaqu District, Jinzhou Liaoning, PRC.	602,094

Southern Sleek Limited	c/o Dengwei Gao No. 14 Xiaoshichang, Jingwei Road Hebei District, Tianjin, PRC	1,051,499

Splendid Shine Limited	c/o Fengqin Ji #7, Apt 201, Building One 97 Guangdongshanzhuang Rd. Hedong District, Tianjin, PRC	3,932,102

Sui Feng Limited	c/o Junyan Tian Hedong District, Tianjin, PRC	4,073,771

Talent Horse Limited	c/o Yuqin Wei No. 3 Zhongxin Yixiang, Xiaodianzi, Zhangjiawo Xiqing District, Tianjin, PRC	727,234

Talent Lead Investments Limited	c/o Shaofeng Han No. 6, Nanjingli Huzhuangzi, Shuanggang Jinnan District, Tianjin, PRC	727,234

Trophy Journey Limited	c/o Lixin Shi 12818-3-501 Shiyou, North street, Nanpi County Cangzhou, Hebei Province, PRC	2,622,451

True Sino Enterprises Limited	c/o Huiqin Wang 1-505 Haixing Huayuan, Shizilin Street Hebei District, Tianjin, PRC	812,236

True South Limited	c/o Xia Wang Section 1, Apt.101, Building 2 Shiji Garden, Nanmenwai St.	3,982,473

United Ample International Limited	c/o Wenyan Yang 11-3-407, Guangxia Zhouli, Yangcun Tianjin, PRC	1,495,395

Wealth Sino Trading Limited	c/o Changqing Han Section 65, Apt. 105 Yilin Rd., Kuanfuli Hexi District, Tianjin, PRC	6,33,327

Wisdom Thrive Limited	c/o Jianxin Wei 82-1-101, Tangu, Tangu East Street, Changan District Shjiazhuang, Hebei Province, PRC	179,447

Xingwang Shao	No. 47, Caiyuan Street, Tanshan District, Tanan Shandong, PRC	401,396

Changkui Zhu	Section 1, Apt.202, Shenlan Apartment Building 2, Nankai District, Tianjin,	2,007,371

	TOTAL EXCHANGE SHARES:	48,403,969